UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 12, 2011

PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39225-4647
(Address of Principal Executive Offices, including zip code)

(601) 948-4091
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on May 12, 2011, the stockholders (i) elected the nine director nominees, (ii) approved, on an advisory basis, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year (iii) approved, on an advisory basis, the compensation awarded to the Company’s Named Executive Officers for 2010, and (iv) voted, on an advisory basis, on the frequency of future advisory votes on executive compensation.

The results of the voting for the nine director nominees were as follows:

Name	Affirmative	Withheld	Broker Non-Votes
Charles T. Cannada	16,907,019	1,677,903	1,374,988
Edward M. Casal	18,403,643	181,279	1,374,988
Laurie L. Dotter	16,943,851	1,641,071	1,374,988
Daniel P. Friedman	17,929,493	655,429	1,374,988
Michael J. Lipsey	18,420,048	164,874	1,374,988
Brenda J. Mixson	16,948,662	1,636,260	1,374,988
Steven G. Rogers	18,432,798	152,124	1,374,988
Leland R. Speed	18,429,840	155,082	1,374,988
Troy A. Stovall	16,445,236	2,139,686	1,374,988

The results for the advisory vote for the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes
18,307,790	1,643,694	8,426	-

The results for the advisory vote on executive compensation for 2010 were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes
17,965,457	600,092	19,373	1,374,988

The results for the advisory vote on the frequency of future advisory votes on executive compensation were as follows:

Votes For One Year	Votes For Two Years	Votes For Three Years	Abstentions	Broker Non-Votes
13,011,452	358,285	5,209,009	6,176	1,374,988

As a result of the stockholder advisory vote and other factors, the Company will hold future non-binding advisory votes on the compensation of our named executive officers on an annual basis, until the next non-binding advisory vote on the frequency of such votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKWAY PROPERTIES, INC.

Date: May 13, 2011	By:	/s/ Mandy M. Pope
Mandy M. Pope
Executive Vice President and Chief Accounting Officer